Exhibit 4.1

SUPPLEMENTAL INDENTURE

Dated as of April 11, 2012

to

INDENTURE

Dated as of April 25, 2011

among

VAIL RESORTS, INC., as Issuer,

the Guarantors named therein, as Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

6.50 % Senior Subordinated Notes due 2019

SUPPLEMENTAL INDENTURE, dated as of April 11, 2012, among Vail Resorts, Inc., a Delaware corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”), the Additional Guarantor named on the signature pages hereto (the “Additional Guarantor”), and The Bank of New York Mellon Trust Company, N. A., a national banking association, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of April 25, 2011 (the “Indenture”) providing for the issuance of $390,000,000 aggregate principal amount of 6.50% Senior Subordinated Notes due 2019 of the Company (the “Notes”); and

WHEREAS, subsequent to the execution of the Indenture and the issuance of $390,000,000 aggregate principal amount of the Notes, the Additional Guarantor has become a guarantor under the Credit Agreement; and

WHEREAS, pursuant to and as contemplated by Sections 4.18 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for the Additional Guarantor to expressly assume all the obligations of a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.

ASSUMPTION OF GUARANTEES

The Additional Guarantor, as provided by Section 4.18 of the Indenture, jointly and severally, hereby unconditionally expressly assumes all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 12 of the Indenture; and the Additional Guarantor may expressly exercise every right and power of a Guarantor under the Indenture with the same effect as if it had been named a Guarantor therein.

II.

MISCELLANEOUS PROVISIONS

A. Terms Defined.

For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B. Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

C. Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

D. Successors.

All agreements of the Company, the Guarantors and the Additional Guarantor in this Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

E. Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

F. Trustee Disclaimer.

The Trustee is not responsible for the validity or sufficiency of this Supplemental Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

VAIL RESORTS INC.

By:	/s/ Jeffrey W. Jones
	Name:	Jeffrey W. Jones
	Title:	Co-President and Chief Financial Officer

Supplemental Indenture Signature Page for the Issuer

GUARANTORS:

ALL MEDIA ASSOCIATES, INC.

ALL MEDIA HOLDINGS, INC.

ARRABELLE AT VAIL SQUARE, LLC

BOOTH CREEK SKI HOLDINGS, INC.

BEAVER CREEK ASSOCIATES, INC.

BEAVER CREEK CONSULTANTS, INC.

BEAVER CREEK FOOD SERVICES, INC.

BRYCE CANYON LODGE COMPANY

BCRP INC.

BRECKENRIDGE RESORT PROPERTIES, INC.

THE CHALETS AT THE LODGE AT VAIL, LLC

COLTER BAY CAFÉ COURT, LLC

COLTER BAY CONVENIENCE STORE, LLC

COLTER BAY CORPORATION

COLTER BAY GENERAL STORE, LLC

COLTER BAY MARINA, LLC

CRYSTAL PEAK LODGE OF BRECKENRIDGE, INC.

DELIVERY ACQUISITION, INC.

FLAGG RANCH COMPANY

GILLETT BROADCASTING, INC.

GRAND TETON LODGE COMPANY

HEAVENLY VALLEY, LIMITED PARTNERSHIP

JACKSON HOLE GOLF & TENNIS CLUB SNACK SHACK, LLC

JACKSON LAKE LODGE CORPORATION

JENNY LAKE LODGE, INC.

JENNY LAKE STORE, LLC

JACKSON HOLE GOLF AND TENNIS CLUB, INC.

JHL&S LLC

KEYSTONE CONFERENCE SERVICES, INC.

KEYSTONE DEVELOPMENT SALES, INC.

KEYSTONE FOOD & BEVERAGE COMPANY

KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY

LA POSADA BEVERAGE SERVICE, LLC

LODGE PROPERTIES INC.

LODGE REALTY, INC.

LAKE TAHOE LODGING COMPANY

MESA VERDE LODGE COMPANY

NORTHSTAR GROUP COMMERCIAL PROPERTIES LLC

NORTHSTAR GROUP RESTAURANT PROPERTIES, LLC

NATIONAL PARK HOSPITALITY COMPANY

ONE SKI HILL PLACE, LLC

PROPERTY MANAGEMENT ACQUISITION CORP., INC.

RCR VAIL, LLC

ROCKRESORTS ARRABELLE, LLC

ROCKRESORTS CHEECA, LLC

ROCKRESORTS CORDILLERA LODGE COMPANY, LLC

ROCKRESORTS DR, LLC

ROCKRESORTS EQUINOX, INC.

ROCKRESORTS HOTEL JEROME, LLC

ROCKRESORTS INTERNATIONAL

MANAGEMENT COMPANY

ROCKRESORTS LAPOSADA, LLC

ROCKRESORTS, LLC

ROCKRESORTS ROSARIO, LLC

ROCKRESORTS SKI TIP, LLC

ROCKRESORTS TEMPO, LLC

ROCKRESORTS WYOMING, LLC.

ROCKRESORTS INTERNATIONAL, LLC

SOHO DEVELOPMENT, LLC

SSI VENTURE LLC

SSV HOLDINGS, INC.

SSV ONLINE HOLDINGS, INC.

SSV ONLINE LLC

STAMPEDE CANTEEN, LLC

TETON HOSPITALITY SERVICES, INC.

TRIMONT LAND COMPANY

THE VAIL CORPORATION

VAIL ASSOCIATES HOLDINGS, LTD.

VAIL ASSOCIATES INVESTMENTS, INC.

VAIL/ARROWHEAD, INC.

VAIL/BEAVER CREEK RESORT PROPERTIES, INC.

VAMHC, INC.

VAIL ASSOCIATES REAL ESTATE, INC.

VA RANCHO MIRAGE I, INC.

VA RANCHO MIRAGE II, INC.

VA RANCHO MIRAGE RESORT, L.P.

VAIL FOOD SERVICES, INC.

VAIL HOLDINGS, INC.

VAIL HOTEL MANAGEMENT COMPANY, LLC

VAIL RESORTS DEVELOPMENT COMPANY

VAIL RESORTS LODGING COMPANY

VAIL RR, INC.

VAIL SUMMIT RESORTS, INC.

VAIL TRADEMARKS, INC.

THE VILLAGE AT BRECKENRIDGE

ACQUISITION CORP., INC.

VR ACQUISITION, INC.

VR HEAVENLY CONCESSIONS, INC.

VR HEAVENLY I, INC.

VR HEAVENLY II, INC.

VR HOLDINGS, INC.

ZION LODGE COMPANY

By:	/s/ Jeffrey W. Jones
	Name:	Jeffrey W. Jones
	Title:	Authorized Person

Supplemental Indenture Signature Page for the Guarantor

ADDITIONAL GUARANTOR:

HVLP KIRKWOOD SERVICES, LLC
a California limited liability company

By:	Heavenly Valley, Limited Partnership, a Nevada limited partnership, its Sole Member

	By:	VR Heavenly I, Inc., a Colorado corporation, its General Partner

	By:	/s/ Jeffrey W. Jones
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

Supplemental Indenture Signature Page for the Additional Guarantor

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ John A. (Alex) Briffett
Name: John A. (Alex) Briffett
Title: Authorized Signatory

Supplemental Indenture Signature Page for the Trustee